As filed with the Securities and Exchange Commission on March 17, 2004
                                                     Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       ----------------------------------

                               CARBO CERAMICS INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                      72-1100013
(State or other jurisdiction of
 incorporation or organization)             (I.R.S. Employer Identification No.)

                      6565 MacArthur Boulevard, Suite 1050
                               Irving, Texas 75039
               (Address of Principal Executive Offices) (Zip Code)

                               CARBO CERAMICS INC.
                         SAVINGS AND PROFIT SHARING PLAN
                            (Full Title of the Plan)

                                  Paul G. Vitek
            Senior Vice President of Finance, Chief Financial Officer
                      6565 MacArthur Boulevard, Suite 1050
                               Irving, Texas 75039
                     (Name and Address of Agent for Service)

                                 (972) 401-0090
          (Telephone Number, Including Area Code, of Agent for Service)

                              --------------------

                                    Copy to:

                                 Arthur H. Kohn
                            Cleary, Gottlieb, Steen &
                                    Hamilton
                                One Liberty Plaza
                            New York, New York 10006

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------
   Title of Securities        Amount      Proposed Maximum     Proposed Maximum       Amount of
          to be               to be      Offering Price Per   Aggregate Offering    Registration
        Registered          Registered          Share                Price               Fee
------------------------------------------------------------------------------------------------------
Common Stock, par value
$.01                       100,000 (1)       $61.25 (2)         $6,125,000 (2)       $777.00(2)
------------------------------------------------------------------------------------------------------
Preferred Share Purchase
Rights (3)
------------------------------------------------------------------------------------------------------

(1) Together with an indeterminate number of shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of CARBO Ceramics Inc.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 with respect to the shares of common stock of CARBO Ceramics Inc. (the "Common Stock") issuable pursuant to the CARBO Ceramics Inc. Savings and Profit Sharing Plan, as Amended and Restated (the "Plan") and based upon the average of the high and low prices of a share of Common Stock as reported on the New York Stock Exchange on March 11, 2004.

(3) Rights initially trade together with the Common Stock. The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to the Plan.

                                     Part I

         The information specified in Part I of Form S-8 is not required to be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Note 1 to Part I of Form S-8 and Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The information required in the
Section 10(a) prospectus is included in the documents being maintained and delivered by CARBO Ceramics Inc. (the "Registrant") as required by Part I of Form S-8 and by Rule 428 under the Securities Act.


                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, heretofore filed by the Registrant and the Plan with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K, dated March 3, 2004 relating to the fiscal year ended December 31, 2003;

         (b) The Registrant's Current Report on Form 8-K, filed with the Commission on February 4, 2004;

         (c) The description of the Common Stock of the Registrant contained under the captions "Prospectus Summary" and "Description of Common Stock" in the Prospectus Subject to Completion dated April 10, 1996 included in the Registration Statement on Form S-1 (No. 333-1884), filed by the Registrant under the Securities Act with the Commission on March 1, 1996, as amended by Amendment No. 1 thereto filed by the Registrant under the Securities Act with the Commission on April 10, 1996, and incorporated by reference to the Registration Statement on Form 8-A filed by the Registrant under the Exchange Act with the Commission on May 22, 2000. The description of the Preferred Share Purchase Rights of the Registrant included in the Registration Statement on Form 8-A (No. 001-15903) filed by the Registrant under the Exchange Act with the Commission on February 25, 2002.

         All documents subsequently filed by the Registrant and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of The Delaware General Corporation Law provides in regard to indemnification of directors and officers as follows:

         145 INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.--(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, join venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other Court shall deem proper.

         (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduction set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

         Reference is made to the Registrant's Certificate of Incorporation and Bylaws which require the Company to indemnify the persons whom it may indemnify under Section 145 of the Delaware General Corporation Law. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Company's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors, to the fullest extent permitted by Delaware law, for monetary damages for breach of fiduciary duty as a director. This provision does not affect the availability of equitable remedies such as injunctive relief or rescission. Further, such limitation of liability also does not affect a director's standard of conduct or responsibilities under any other laws, including the Federal securities laws.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K).

         Exhibit No.                Document
         -----------                --------

         4.1                        CARBO Ceramics Inc. Savings and Profit
                                    Sharing Plan, as Amended

         4.2                        Certificate of Incorporation of the
                                    Registrant

         4.3                        Bylaws of the Registrant

         4.4                        Shareholder Rights Plan

         5.1 Opinion of Cleary, Gottlieb, Steen & Hamilton regarding the validity of the securities being registered

         23.1                       Consent of Independent Auditors

         23.2 Consent of Cleary, Gottlieb, Steen and Hamilton (included in Exhibit 5.1)

         24.1                       Power of Attorney of Dr. C. Mark Pearson

         24.2                       Power of Attorney of William C. Morris

         24.3                       Power of Attorney of Henry E. Lentz, Jr.

         24.4                       Power of Attorney of Robert S. Rubin

         24.5                       Power of Attorney of Claude E. Cooke, Jr.

         24.6                       Power of Attorney of John J. Murphy

         Pursuant to Item 8(b) of Part II of Form S-8, the undersigned Registrant hereby undertakes that it has, both in the past and currently, submitted the Plan to the Internal Revenue Service (the "IRS") in a timely manner and it has in the past, and will currently, make all changes required by the IRS in order to qualify the Plan.



Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs
         (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on March 16, 2004.

                                       CARBO CERAMICS INC.


                                        By:  /s/ Paul G. Vitek
                                            -----------------------
                                             Paul G. Vitek
                                             Senior Vice President of Finance
                                             and Administration, Chief Financial
                                             Officer, Secretary and Treasurer



                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.

         Signature                                 Title
         ---------                                 -----

*                                         President, Chief Executive
--------------------------                Officer, and Director
Name: Dr. C. Mark Pearson                 (Principal Executive Officer)

On this 16th day of March, 2004

/s/ Paul G. Vitek                         Senior Vice President of Finance
--------------------------                and Administration, Chief Financial
Name: Paul G. Vitek                       Officer, Secretary and Treasurer
                                          (Principal Financial and Accounting
                                          Officer)

On this 16th day of March, 2004

*                                         Chairman of the Board of Directors
--------------------------
Name: William C. Morris

On this 16th day of March, 2004

*                                         Director
--------------------------
Name: Henry E. Lentz, Jr.

On this 16th day of March, 2004

*                                         Director
--------------------------
Name: Robert S. Rubin

On this 16th day of March, 2004
*                                         Director
--------------------------
Name: Claude E. Cooke, Jr.

On this 16th day of March, 2004

*                                         Director
--------------------------
Name: John J. Murphy

On this 16th day of March, 2004


* Executed by attorney-in-fact pursuant to power of attorney granted January 13, 2004.

                                                  By: /s/ Paul G. Vitek
                                                      ------------------
                                                      Paul G. Vitek
                                                      Attorney-in-Fact

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on March 16, 2004.



                                            CARBO CERAMICS INC. SAVINGS AND
                                            PROFIT SHARING PLAN



                                            By /s/ Paul G. Vitek
                                               ------------------
                                               Paul G. Vitek
                                               Member of the Plan Committee,
                                               as Plan Administrator

                                  EXHIBIT INDEX

Exhibit                             Description              Method of Filing
Number
 4.1      CARBO Ceramics Inc. Savings and             Filed herewith
          Profit Sharing Plan, as Amended

 4.2      Certificate of Incorporation of             Filed as Exhibit 3.1 to
          the Registrant                              the Registrant's Form S-1
                                                      Registration Statement
                                                      filed by the Registrant
                                                      with the Commission on
                                                      March 1, 1996  (File No.
                                                      333-1884) and incorporated
                                                      herein by reference

 4.3      Bylaws of the Registrant                    Filed as Exhibit 3.2 to
                                                      the Registrant's Form S-1
                                                      Registration Statement
                                                      filed by the Registrant
                                                      with the Commission on
                                                      March 1, 1996 (File
                                                      No.333-1884) and
                                                      incorporated herein by
                                                      reference

 4.4      Shareholder Rights Plan                     Incorporated by reference
                                                      from Form 8-A12-B filed by
                                                      Registrant with the
                                                      Commission on February 25,
                                                      2002

 5.1      Opinion of Cleary, Gottlieb, Steen &        Filed herewith
          Hamilton regarding the validity of the
          securities being registered

23.1      Consent of Independent Auditors             Filed herewith

23.2      Consent of Cleary, Gottlieb, Steen          Filed herewith
          and Hamilton (included in Exhibit 5.1)

24.1      Power of Attorney of Dr. C. Mark Pearson    Filed herewith

24.2      Power of Attorney of William C. Morris      Filed herewith

24.3      Power of Attorney of Henry E. Lentz, Jr.    Filed herewith

24.4      Power of Attorney of Robert S. Rubin        Filed herewith

24.5      Power of Attorney of Claude E. Cooke, Jr.   Filed herewith

24.6      Power of Attorney of John J. Murphy         Filed herewith